                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)              August 15, 1995
                                                ------------------------------

                        GOODRICH PETROLEUM CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



              DELAWARE                33-58831              76-0466913
--------------------------------------------------------------------------------
   (State or other jurisdiction       (Commission           (IRS Employer
          of incorporation)            File Number)          Identification No.)



       5847 SAN FELIPE, SUITE 700, HOUSTON, TEXAS                    77057
--------------------------------------------------------------------------------
        (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code              713-780-9494
                                                   -----------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS                                                Page No.
                                                                                          --------
     (A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED



    1)       La/Cal Energy Partners
             ----------------------

             Independent Auditors' Report                                                **

             Balance Sheet -- December 31, 1994                                          **

             Statements of Operations -- Year ended December 31, 1994 and                **
             period from July 15, 1993 through December 31, 1993

             Statements of Partners' Capital (Deficit) -- Year ended December            **
             31, 1994 and period from July 15, 1993 through December 31, 1993

             Statements of Cash Flow -- Year ended December 31, 1994 and                 **
             period from July 15, 1993 through December 31, 1993

             Notes to Financial Statements -- December 31, 1994 and 1993                 **

             Properties Contributed to La/Cal Energy Partners -- Independent             **
             Auditors' Report

             Properties Contributed to La/Cal Energy Partners -- Statement of            **
             Revenues and Direct Operating Expenses -- Period from January
             1, 1993 through July 14, 1993

             Supplementary Oil and Gas Reserve Information -- Years ended                **
             December 31, 1994 and 1993 (unaudited)

             Properties Acquired from Mobil Corporation -- Statements of                 **
             Revenues -- Year ended December 31, 1993 (unaudited)

             Properties Acquired from Foster Brown Company -- Statement                  **
             of Revenues and Direct Operating Expenses -- Period from
             January 1, 1993 through November 30, 1993 (unaudited)

             Balance Sheets (unaudited) as of June 30, 1995 and December 31,             F - 1
             1994

             Statements of Operations (unaudited) for the six months ended               F - 2
             June 30, 1995 and 1994

             Statements of Partners' Capital (Deficit) (unaudited) for the six           F - 3
             months ended June 30, 1995 and 1994

             Statements of Cash Flows (unaudited) for the six months ended               F - 4
             June 30, 1995 and 1994

             Notes to Financial Statements - June 30, 1995 and 1994                      F - 5

    2)       Patrick Petroleum Company
             -------------------------

             Independent Auditors' Report                                                **

             Consolidated Balance Sheets at December 31, 1994 and 1993                   **

             Consolidated Statements of Operations for the three years                   **
             ending December 31, 1994, 1993 and 1992

             Consolidated Statements of Stockholders' Equity for the three               **
             years ending December 31, 1994, 1993 and 1992

             Consolidated Statements of Cash Flows for the three years                   **
             ending December 31, 1994, 1993 and 1992

             Notes to Consolidated Financial Statements -- December 31,                  **
             1994 and 1993

             Consolidated Balance Sheets as of June 30, 1995 (unaudited) and              *
             December 31, 1994

             Consolidated Statements of Operations (unaudited) for the six months         *
             ended June 30, 1995 and 1994

             Consolidated Statements of Stockholders' Equity (unaudited) for the          *
             six months ended June 30, 1995 and 1994

             Consolidated Statements of Cash Flows (unaudited)for the six months          *
             ended June 30, 1995 and 1994

             Notes to Consolidated Financial Statements - June 30, 1995                   *
             and 1994

* These financial statements are not included herein because such financial statements were included in Patrick Petroleum Company's quarterly report on Form 10-Q as of June 30, 1995. Such financial statements and the notes related thereto are hereby incorporated by reference.

** These financial statements are not presented here since they have been previously reported by the registrant in its Form S-4 registration statement (No. 33-58631)


     (B) PRO FORMA FINANCIAL INFORMATION
             Introduction to Unaudited Pro Forma Condensed Financial                     F - 6
             Information

             Unaudited Pro Forma Condensed Balance Sheet as of June                      F - 7
             30, 1995

             Unaudited Pro Forma Condensed Statement of Operations                       F - 9
             for the year ended December 31, 1994

             Unaudited Pro Forma Condensed Statement of Operations                       F - 10
             for the six months ended June 30, 1995

             Notes to Unaudited Pro Forma Condensed Financial Infor-                     F - 11
             mation - As of and for the six months ended June 30, 1995

                             LA/CAL ENERGY PARTNERS
                                 BALANCE SHEETS

                                                                           June 30,         December 31,
                                                                            1995                1994
                                                                         ------------       ------------
                                                                         (unaudited)
                               ASSETS

CURRENT ASSETS:
         Cash..........................................................  $    715,052       $    710,762
         Accrued oil and gas revenues receivable.......................       701,183            934,910
                                                                         ------------       ------------
                    TOTAL CURRENT ASSETS...............................     1,416,235          1,645,672

PROPERTY AND EQUIPMENT:
        Producing leasehold costs......................................     6,262,476          6,262,476
        Lease and well equipment.......................................     1,007,769          1,009,073
                                                                         ------------       ------------
                                                                            7,270,245          7,271,549
        Less accumulated depreciation and depletion....................     1,708,112          1,309,866
                                                                         ------------       ------------
                    Net property and equipment.........................     5,562,133          5,961,683

   Organizational cost, at amortized cost..............................        54,715             63,709
   Deferred financing cost, at amortized cost..........................       502,037            559,432
   Other deferred charges..............................................       346,331              ---
                                                                         ------------       ------------
                                                                         $  7,881,451       $  8,230,496
                                                                         ============       ============

               LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

CURRENT LIABILITIES:
        Current portion of long-term debt..............................  $  2,885,862       $  1,816,723
        Accounts payable...............................................       122,449            135,916
        Accrued expenses and other current liabilities.................        47,723            109,074
                                                                         ------------       ------------
                     TOTAL CURRENT LIABILITIES.........................     3,056,034          2,061,713

Long-term debt, excluding current portion..............................     6,383,699          8,250,000
                                                                         ------------       ------------

                      TOTAL LIABILITIES................................     9,439,733         10,311,713
Partners' capital (deficit)............................................    (1,558,282)        (2,081,217)
                                                                         ------------       ------------
                                                                         $  7,881,451       $  8,230,496
                                                                         ============       ============

                See accompanying notes to financial statements.

                                 LA/CAL ENERGY
                            STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

                                                                          1995           1994
                                                                      ------------   ------------
REVENUES:
        Oil and gas sales...........................................  $  2,168,138   $  1,990,767
        Interest....................................................        12,902          6,968
                                                                      ------------   ------------
                    Total revenues..................................     2,181,040      1,997,735
                                                                      ------------   ------------

EXPENSES:
        Lease operating expense and production taxes................       296,433        242,163
        Exploration expenses........................................       ---              4,859
        Depreciation, depletion and amortization....................       407,240        421,643
        General and administrative..................................         3,307         44,516
        Interest....................................................       537,225        483,978
                                                                      ------------   ------------
                    Total expenses..................................     1,244,205      1,197,159
                                                                      ------------   ------------

                    Net income......................................  $    936,835   $    800,576
                                                                      ============   ============

NET INCOME AS ADJUSTED FOR INCOME TAXES:
       Income before income taxes as above..........................  $    936,835   $    800,576
       Proforma income tax expense*.................................       365,366        312,225
                                                                      ------------   ------------
       Net income as adjusted for income taxes......................  $    571,469   $    488,351
                                                                      ============   ============

 * No provision for income taxes is included in the statements of operations since such taxes are the responsibility of the individual partners. Certain unaudited pro forma information relating to the Partnership's results of operations for the aforementioned periods had the Partnership been treated as a corporation is shown above.



                See accompanying notes to financial statements.

                             LA/CAL ENERGY PARTNERS
                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                    SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

                                               1995              1994
                                           ------------      ------------
BALANCE AT BEGINNING OF PERIOD............ $ (2,081,217)     $   (988,777)
        Capital contributions.............        ---               ---
        Capital distributions.............     (413,900)       (2,324,134)
        Net income........................      936,835           800,576
                                           ------------      ------------
BALANCE AT END OF PERIOD.................. $ (1,558,282)     $ (2,512,335)
                                           ============      ============




                See accompanying notes to financial statements.

                             LA/CAL ENERGY PARTNERS
                            STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

                                                                                  1995              1994
                                                                              ------------      ------------
Cash flows from operating activities:
    Net income............................................................... $    936,835      $    800,576
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation, delpetion, and amortization............................      407,240           421,643
        Amortization of deferred financing costs.............................       57,395            55,137
        (Increase) decrease in accrued oil and gas receivable................      233,727          (380,386)
        Increase (decrease) in accounts payable..............................      (13,467)          162,442
        Increase (decrease) in accrued expenses and other
             current liabilities.............................................      (61,351)            1,462
                                                                              ------------      ------------
            Net cash provided by operating activities........................    1,560,379         1,060,874
                                                                              ------------      ------------

Cash flows from investing activities:
        Capital expenditures.................................................        ---          (3,144,500)
        Other................................................................        1,304             ---
                                                                              ------------      ------------
            Net cash provided (used) by investing activities.................        1,304        (3,144,500)
                                                                              ------------      ------------

Cash flows from financing activities:
     Proceeds from long-term debt............................................        ---           4,843,449
     Payments on long-term debt..............................................     (797,162)         (580,308)
     Deferred costs..........................................................     (346,331)            ---
     Capital distributions...................................................     (413,900)       (2,324,134)
                                                                              ------------      ------------
            Net cash provided (used) by financing activities.................   (1,557,393)        1,939,007
                                                                              ------------      ------------

Net (decrease) increase in cash..............................................        4,290          (144,619)
Cash at beginning of period..................................................      710,762           752,138
                                                                              ------------      ------------
Cash at end of period........................................................ $    715,052      $    607,519
                                                                              ------------      ------------


Supplemental cash flow information:
     Interest paid during period............................................. $    514,236      $    426,783
     Noncash investing and financing activities --
          Deferred financing cost............................................ $      ---        $    292,560

                See accompanying notes to financial statements.

                             LA/CAL ENERGY PARTNERS

                          NOTE TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

                             JUNE 30, 1995 AND 1994


1)  BASIS OF PRESENTATION

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to rules and regulations of the Securities and Exchange Commission; however, La/Cal believes the disclosures which are made are adequate to make the information presented not misleading. These financial statements and footnote should be read in conjunction with the financial statements and notes thereto included in La/Cal's historical financial statements for the year ended December 31, 1994 and for the period from July 15, 1993 through December 31, 1993 incorporated by reference herein.

         The unaudited financial information for the six months ended June 30, 1995 and 1994 has not been audited by independent public accountants; however, in the opinion of the management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the results of operations for the periods presented have been included therein. The results of operations for the first six months of the year are not necessarily indicative of the results of operations which might be expected for the entire year.


2)  PENDING MERGER

         On March 10, 1995, La/Cal entered into an Agreement and Plan of Merger with Patrick Petroleum Company (PPC). Under the terms of the Merger Agreement, La/Cal would contribute its oil and gas assets and its liabilities to a holding company, Goodrich Petroleum Corporation (GPC), in exchange for approximately fifty percent of the common stock of GPC, and PPC would become a subsidiary of GPC and the common shareholders of PPC would receive approximately fifty percent of the common stock of GPC.

         On August 15, 1995, the Merger was declared effective.

                         GOODRICH PETROLEUM CORPORATION

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


         The following unaudited pro forma condensed financial information of Goodrich Petroleum Corporation (the "Company") (the "pro forma information") separately reflects the effects under the purchase method of accounting of 1) the combination of La/Cal Energy Partners ("La/Cal") and Patrick Petroleum Company ("Patrick") through two concurrent transactions (the "Transactions"):
(i) the contribution by La/Cal (the "Asset Transfer") of all of its assets and liabilities (excluding cash and accounts receivable accrued prior to March 1, 1995, and interest thereon) (the "La/Cal Interests") to the Company in exchange for 19,765,226 shares of the Company's common stock, and (ii) the merger of a subsidiary of the Company with Patrick whereby the shares of Patrick common stock and Patrick preferred stock were converted into shares of Goodrich common stock and Goodrich preferred stock, respectively, on a one-for-one basis and Patrick became a wholly-owned subsidiary of the Company and 2) Patrick's disposition of its interests in certain oil and gas wells and related acreage, personal property and contract rights on December 15 and 16, 1994 to Unit Petroleum and LLOG Exploration. Pro forma adjustments applicable to the Transactions and the Patrick oil and gas properties' disposition and the assumptions on which they are based are described under " --Notes to Unaudited Pro Forma Condensed Financial Information."

         The pro forma information is presented for illustration purposes only and is not necessarily indicative of the financial position or operating results that would have occurred if the Transactions and the Unit Petroleum Sale and the LLOG Exploration Sale had been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future financial position or operating results. The pro forma information is prepared on the assumptions that the Transactions and the Patrick oil and gas properties' disposition took place as of the dates indicated below; however, the Company's and Patrick's actual financial statements reflect or will ultimately reflect the Unit Petroleum Sale and the LLOG Exploration Sale, and the Transactions from and after the respective closing dates of such transaction.

         The pro forma information should be read in conjunction with the financial statements and notes thereto of La/Cal and Patrick which are included elsewhere or incorporated by reference elsewhere herein.

                         GOODRICH PETROLEUM CORPORATION
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 JUNE 30, 1995



                                                                                                       (Note B)
                                                                                                     ------------
                                                                     Historical       Historical       Pro Forma         Combined
                                                                       Patrick          La/Cal        Adjustments        Pro Forma
                                                                    ------------     ------------    ------------       ------------
                            ASSETS

Current assets:
         Cash and cash equivalents................................  $    487,624     $    715,052    $ (1,037,983)  (1) $  1,100,000
                                                                                                        1,526,976   (3)
                                                                                                         (691,669)  (5)
                                                                                                        9,600,000   (7)
                                                                                                       (9,500,000)  (7)
        Marketable securities.....................................       928,400            ---                              928,400
        Accounts receivable:
            Trade and other.......................................       179,760            ---                              179,760
             Accrued oil and gas revenue..........................       636,524          701,183                          1,337,707
        Prepaid expenses..........................................       100,209            ---                              100,209
        Assets held for sale......................................       836,238            ---         1,563,762   (4)       ---
                                                                                                       (2,400,000)  (7)
                                                                    ------------     ------------                       ------------
                    Total current assets..........................     3,168,755        1,416,235                          3,646,076

Other assets:
        Investments in Penske entities............................     2,508,716            ---         4,691,284   (4)       ---
                                                                                                       (7,200,000)  (7)
        Investment in Pecos pipeline..............................     1,957,144            ---         3,310,778   (4)    5,267,922
        Other investments and deferred charges....................       140,862          903,083        (502,037)  (3)      195,577
                                                                                                         (346,331)  (5)
Net property and equipment........................................    19,921,720        5,562,133      (7,511,093)  (4)   17,972,760
                                                                    ------------     ------------    ------------       ------------
                    Total assets..................................  $ 27,697,197     $  7,881,451    $ (8,496,313)      $ 27,082,335
                                                                    ============     ============    ============       ============

                         GOODRICH PETROLEUM CORPORATION
           UNAUDITED PRO FORMA CONDENSED BALANCE SHEET (CONTINUED)
                                 JUNE 30, 1995


                                                                                                      (Note B)
                                                                                                    ------------
                                                                     Historical      Historical      Pro Forma           Combined
                                                                       Patrick         La/Cal       Adjustments          Pro Forma
                                                                    ------------    ------------    ------------       ------------
                       LIABILITIES AND
                     STOCKHOLDERS' EQUITY

Current liabiltities:
         Current portion of long-term debt........................  $  1,000,000       2,885,862    $ (2,885,862)  (3)        ---
                                                                                                      (1,000,000)  (7)
        Accounts payable..........................................     1,544,487         122,449                          1,666,936
        Accrued liabilities.......................................       395,542          47,723         382,000   (6)      825,265
        Reserve for contingent liabilities........................     1,018,244           ---                            1,018,244
                                                                    ------------    ------------                       ------------
                    Total current liabilities.....................     3,958,273       3,056,034                          3,510,445
Long-term debt....................................................     8,173,861       6,383,699       4,412,838   (3)   10,470,398
                                                                                                      (8,500,000)  (7)
Other noncurrent liabilities......................................                                       698,000   (6)      698,000
Stockholders' equity:
        Partner's capital (deficit)...............................                    (1,558,282)     (1,037,983)  (1)        ---
                                                                                                       2,596,265   (2)
        Preferred stock...........................................     1,175,000                                          1,175,000
        Common stock..............................................     3,996,215                       3,953,045   (2)    7,906,090
                                                                                                      (3,996,215)  (4)
                                                                                                       3,953,045   (4)
        Additional paid-in capital................................    82,088,679                      (6,549,310)  (2)    3,824,439
                                                                                                     (82,088,679)  (4)
                                                                                                      12,491,749   (4)
                                                                                                      (1,038,000)  (5)
                                                                                                      (1,080,000)  (6)
        Retained earnings (deficit)...............................   (71,335,041)                       (502,037)  (3)     (502,037)
                                                                                                      71,335,041   (4)
         Unrealized gain on marketable securities.................       347,350                        (347,350)  (4)            0
         Less treasury stock......................................      (707,140)                        707,140   (4)            0
                                                                    ------------    ------------                       ------------
                    Total stockholders' equity....................    15,565,063      (1,558,282)                        12,403,492
                                                                    ------------    ------------    ------------       ------------
                    Total liabilites and stockholders' equity.....  $ 27,697,197    $  7,881,451    $ (8,496,313)      $ 27,082,335
                                                                    ============    ============    ============       ============

Book value applicable to common stock or partners' deficit........  $  3,815,063    $ (1,558,282)                      $    653,492
                                                                    ============    ============                       ============
Book value per share or unit......................................  $       0.17    $      (0.08)                      $       0.02
                                                                    ============    ============                       ============
Common shares or units outstanding................................  $ 19,765,226    $ 19,765,226                       $ 39,530,452
                                                                    ============    ============                       ============

                         GOODRICH PETROLEUM CORPORATION

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1994

                                                                           (NOTE C)
                                                                         -------------
                                                          HISTORICAL       PRO FORMA       PRO FORMA      HISTORICAL
                                                           PATRICK        ADJUSTMENTS       PATRICK         LA/CAL
                                                       --------------    -------------    -----------     -----------
Revenues:
  Oil and gas sales...............................   $   11,071,486    $ (7,864,155)   $    3,207,331    $ 4,995,663
  Interest  and dividend income...................          147,210                           147,210         17,783
  Net gain on sale of investments.................        6,447,102                         6,447,102         --
  Revenue from pipeline system....................        1,111,525                         1,111,525         --
  Other income....................................          212,084        (162,710)           49,374         --
                                                     --------------                    --------------    -----------
                                                         18,989,407                        10,962,542      5,013,446

Expenses:
  Lease operating costs and production taxes......        4,921,345      (3,148,671)        1,772,674        684,131
  Depletion, depreciation, and amortization.......        6,491,645      (4,089,360)        2,402,285      1,156,624
  Exploration expenses............................          --                                --               4,240

  General and administrative......................        3,311,240      (1,242,000)        2,069,240         81,535
  Interest........................................        2,170,478        (771,728)        1,398,750      1,072,098
  Impairment of oil and gas properties and
    other assets..................................       12,557,652                        12,557,652         --
  Income (loss) on sale of oil and
    gas properties................................        2,786,841      (2,786,841)          --              --
                                                     --------------                    --------------    -----------
                                                         32,239,201                        20,200,601      2,998,628
                                                     --------------                    --------------    -----------

Income (loss) before income tax expense...........      (13,249,794)                       (9,238,059)     2,014,818
Pro forma income tax expense......................          --                                --             785,779
                                                     --------------                    --------------    -----------
Income (loss) before extraordinary item...........      (13,249,794)                       (9,238,059)     1,229,039
Preferred stock dividend requirement..............         (940,000)                         (940,000)        --
                                                     --------------    ------------    --------------     ----------
Income (loss) before extraordinary item applicable
       to common stock............................   $  (14,189,794)   $  4,011,735    $  (10,178,059)   $ 1,229,039
                                                     ==============    ============    ==============    ===========
Income (loss) before extraordinary item per
       common share or unit.......................   $        (0.72)                   $        (0.51)   $      0.06
                                                     ==============                    ==============    ===========
Weighted average common share or units
       outstanding................................       19,765,226                        19,765,226     19,765,226
                                                     ==============                    ==============    ===========


                                                           (NOTE D)
                                                         --------------
                                                           PRO FORMA              COMBINED
                                                          ADJUSTMENTS             PRO FORMA
                                                         --------------         --------------
Revenues:
  Oil and gas sales................................      $                      $  8,202,994
  Interest  and dividend income....................          (139,000) (3)            25,993
  Net gain on sale of investments..................                                6,447,102
  Revenue from pipeline system.....................                                1,111,525
  Other income.....................................                                   49,374
                                                                                ------------
                                                                                  15,836,988

Expenses:
  Lease operating costs and production taxes.......                                2,456,805
  Depletion, depreciation, and amortization........          (118,285) (1)         3,440,624
  Exploration expenses.............................         1,133,000  (1)         2,837,240
                                                            1,700,000  (4)
  General and administrative.......................           203,000  (4)         2,353,775
  Interest.........................................        (1,075,000) (2)         1,395,848
  Impairment of oil and gas properties and
    other assets...................................       (12,301,000) (1)           256,652
  Income (loss) on sale of oil and
    gas properties.................................                                   --
                                                                                ------------
                                                                                  12,740,944
                                                                                ------------
Income (loss) before income tax expense............                                3,096,044
Pro forma income tax expense.......................          (785,779) (5)            --
                                                                                ------------
Income (loss) before extraordinary item............                                3,096,044
Preferred stock dividend requirement...............                                 (940,000)
Income (loss) before extraordinary item applicable
                                                         ------------           ------------
       to common stock.............................      $ 11,105,064           $  2,156,044
                                                         ============           ============
Income (loss) before extraordinary item per
        common share or unit.......................                             $       0.05
                                                                                ============
Weighted average common share or units outstanding.                               39,530,452
                                                                                ============

                         GOODRICH PETROLEUM CORPORATION
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995

                                                                                     (Note D)
                                                                                  ---------------
                                                         Historical   Historical     Pro Forma       Combined
                                                          Patrick       La/Cal      Adjustments      Pro Forma
                                                        ------------ ------------ ---------------  ------------
REVENUES:

        Oil and gas sales...............................$  1,949,199 $  2,168,138 $                $  4,117,337
        Interest  and dividend income...................     102,273       12,902     (102,273)(3)       12,902
        Net gain on sale of investments.................   1,563,762         --                       1,563,762
        Revenue from pipeline system....................     799,838         --                         799,838
        Other income....................................     457,329         --                         457,329
                                                        ------------ ------------                  ------------
                                                           4,872,401    2,181,040                     6,951,168

EXPENSES:

        Lease operating costs and production taxes......     791,317      296,433                     1,087,750
        Depletion, depreciation, and amortization.......   1,207,167      407,240      151,020 (1)    1,765,427
        Exploration expenses............................        --           --        180,000 (4)      180,000
        General and administrative......................   1,577,818        3,307      100,736 (4)    1,319,861
                                                                                      (362,000)(7)
        Interest........................................     503,419      537,225     (503,419)(2)      442,225
                                                                                       (95,000)(6)
                                                        ------------ ------------                  ------------
                                                           4,079,721    1,244,205                     4,795,263
                                                        ------------ ------------                  ------------


Income before income tax expense........................     792,680      936,835                     2,155,905
                                                        ------------ ------------                  ------------
Pro forma income tax expense............................        --        365,366     (365,366)(5)         --
                                                        ------------ ------------                  ------------
Income before extraordinary item........................     792,680      571,469                     2,155,905
Preferred stock dividend requirement....................    (470,000)        --                        (470,000)
                                                        ------------ ------------ ------------     ------------
Income before extraordinary item applicable
       to common stock..................................$    322,680 $    571,469 $    791,756     $  1,685,905
                                                        ============ ============ ============     ============

Income before extraordinary item per
        common share or unit............................$       0.02 $       0.03                  $       0.04
                                                        ============ ============                  ============
Weighted average common share or units outstanding......  19,765,226   19,765,226                    39,530,452
                                                        ============ ============                  ============

                         GOODRICH PETROLEUM CORPORATION

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


         (A) BASIS OF PRESENTATION. The unaudited pro forma condensed financial information reflects the contribution by La/Cal of the La/Cal Interests to the Company and the subsequent acquisition by the Company of Patrick using the purchase method of accounting. The accounting policies of the Company will be the same as those of La/Cal and accordingly pro forma adjustments are also included related to Patrick's pro forma historical statement of operations to present such operations utilizing the same accounting policies as La/Cal.

         (B) JUNE 30, 1995 BALANCE SHEET PRO FORMA ADJUSTMENTS. The pro forma adjustments applicable to the June 30, 1995 balance sheet assume the Transactions took place as of June 30, 1995 and reflect a preliminary purchase price allocation that will be refined subsequent to the closing of the Transactions.

         (1) This adjustment reflects cash and accounts receivable accrued prior to March 1, 1995, with interest thereon, which were not transferred to the Company by La/Cal, and the distribution of such amount to the La/Cal Partners.

         (2) This adjustment reflects the exchange of La/Cal Partners' net interest in La/Cal for 19,765,226 shares of common stock ($.20 par value).

         (3) The Company entered into a new bank credit facility upon the closing of the Transactions. The facility provides for two interest rate options with interest payable at least quarterly. The debt matures on June 1, 1997. The amount borrowed was an amount sufficient to pay off La/Cal's outstanding debt after considering partial paydown from the Penske transaction (see (B) (7) below) and provide the Company with a cash balance of approximately $1,000,000. This results in outstanding debt on a pro forma basis under the credit facility of $10,470,398 as of June 30, 1995. Deferred financing costs of $502,037 related to the retired debt of La/Cal will be charged to expense as an extraordinary item, however, it is reflected as a charge to equity as of June 30, 1995 for pro forma purposes.

         (4) In order to determine the purchase price of Patrick, La/Cal valued all assets and liabilities of Patrick at fair value as follows:

                                                                             Patrick
                                                                             Carrying          Fair           Pro Forma
                                                                              Value            Value          Adjustment
                                                                            ---------        ---------        ----------
         Current assets (excluding assets held for sale),
                 at carrying value.......................                 $ 3,168,755      $ 3,168,755         $    -
         Assets held for sale, at cash price received.....                    836,238        2,400,000         1,563,762
         Investment in Penske entities, at cash price
                 received................................                   2,508,716        7,200,000         4,691,284
         Investment in Pecos pipeline, based on
                 discounted cash flow....................                   1,957,144        5,267,922         3,310,778
         Other assets, at carrying value..................                    140,862          140,862             --
         Net property and equipment, based on
                 discounted cash flow analyses
                 and estimated values....................                  19,921,720       12,410,627        (7,511,093)
         All liabilities, at carrying value...............                (12,132,134)     (12,132,134)             --
                                                                                           -----------
                                                                                           $18,456,032
                                                                                           ===========

         This adjustment adjusts the assets acquired and liabilities assumed to equal fair value as indicated above. The determination of the purchase price was made by reference to an estimate of the fair value of the net assets of Patrick acquired by La/Cal. The value of the Patrick Preferred Stock and Patrick Common Stock was not used as such securities have experienced substantial volatility and accordingly, such indicated value may not be representative of the fair value of the net assets acquired. This adjustment also reflects the exchange of 19,765,226 shares of the Company's common stock ($.20 par value) and 1,175,000 shares of the Company's preferred stock ($1.00 par value) for an equal number of shares of Patrick common stock and Patrick's preferred stock and the elimination of Patrick's stockholders' equity.


         (5) To reflect the expenses of the Transactions including Petrie Parkman fees and expenses of approximately $300,000 and various other expenses estimated to be approximately $1,100,000. Of the total amount, as of June 30, 1995, approximately $346,000 had been paid by La/Cal and recorded as a deferred charge and approximately $362,000 had been paid by Patrick and recorded as general and administrative expense. For pro forma purposes these purchase costs are an adjustment to the amount of additional paid-in capital recorded in pro forma adjustment (B) (4).

         (6) To accrue costs related to certain consulting agreements entered into with former employees of Patrick as costs of the Transactions since such amounts are payable regardless of whether services are performed. For pro forma purposes these costs are an adjustment to the amount of additional paid-in capital recorded in pro forma adjustment (B) (4).

         (7) To reflect the call by Penske of Patrick's investment in Penske as a result of the Transactions as if such call occurred on June 30, 1995. The Penske investment is valued at $9,600,000, which is equal to the amount received by the Company on September 18, 1995. For pro forma purposes, $9,500,000 of the proceeds were used to pay down the Patrick debt and a portion of the La/Cal debt.

         (8) Deferred income tax liabilities have not been reflected for the difference between the amounts certain assets have been recorded in excess of their tax basis due to the availability to the Company of Patrick's net operating loss carryforwards to offset such deferred tax liabilities. It is expected that such net operating loss carryforwards will be used in the short term or available tax planning strategies exist such that the potential taxes will be offset by the net operating loss carryforwards at a future date and it is anticipated that such strategies will be used if necessary. To the extent that net operating loss carryforwards and tax credit carryforwards are realized in the future in excess of amounts utilized to offset deferred tax liabilities at date of acquisition, such excess amounts realized will be recorded as a reduction of income tax expense in the period realized.

         (C) YEAR ENDED DECEMBER 31, 1994 STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS -- SALE OF PROPERTY TO UNIT PRODUCTION COMPANY AND LLOG EXPLORATION COMPANY. On December 15, 1994, Patrick sold to Unit Petroleum Company its interests in certain oil and gas wells and related acreage, personal property, and contract rights. In connection with the Unit Sale, LLOG Exploration Company exercised preferential purchase rights with respect to certain properties Patrick had agreed to sell to Unit. The LLOG Exploration Sale closed on December 16, 1994. Adjustments reflect the decrease in revenues, other income, production tax and lease operating expenses and depletion related to the properties sold. The decrease in interest expense reflects elimination of interest on bank debt paid from proceeds of the sales and the decrease in general and administrative expense reflects a reduction in personnel and other general and administrative expenses directly related to the assets sold. In addition for purposes of this pro forma presentation, the loss to Patrick on the sale of the assets is also eliminated.

         (D) YEAR ENDED DECEMBER 31, 1994 AND SIX MONTHS ENDED JUNE 30, 1995 STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS -- ACQUISITION. The pro forma adjustments applicable to the statements of operations assume the Transactions took place as of January 1, 1994. Per unit information presented for La/Cal is calculated using 19,765,226 units outstanding for the period which is equal to the number of shares of Common Stock La/Cal received as a result of the Asset Transfer.

         (1) The Company follows the successful efforts method of acounting for oil and gas properties and transactions, whereas Patrick followed the full cost method. This entry adjusts Patrick's depletion, depreciation, and amortization and impairment of oil and gas properties to an amount based on fair value of oil and gas properties acquired assuming successful efforts method of accounting for oil and gas properties and transactions. This adjustment also records certain exploration costs of Patrick which should be charged to expense in accordance with the successful efforts method of accounting. Such amounts were $1,133,000 for the year 1994 and $ -0- for the six months ended June 30, 1995.

         (2) Reflects adjustment for the reduction in interest expense due to the repayment of the outstanding indebtedness of Patrick.

         (3) Reflects elimination of Penske dividends received for the year ended December 31, 1994 and the six months ended June 30, 1995, respectively.

         (4) To reflect increase in exploration expenses by $1,700,000 and $180,000 for the year 1994 and six months ended June 30,1995, respectively, and increase in general and administrative expenses by $203,000 and $100,736 for the year 1994 and six months ended June 30, 1995, respectively, for such costs capitalized by Patrick under the full cost accounting method. Under the successful efforts method of accounting such costs are charged to operations.

         Goodrich Oil Company has previously provided general and administrative services for La/Cal at no cost. The Company began providing its own general and administrative services upon the closing of the Transactions. However, based on the Company's anticipated level of operations on a merged basis, such expenses are anticipated to be less than the combined general and administrative expense of La/Cal and Patrick immediately prior to the consummation of the Transactions. The Company currently employs 10 people. During the year 1994 and the six months ended June 30, 1995, Patrick employed a higher number of employees at a higher average cost per employee. For pro forma purposes reductions in general and administrative expenses that may occur have not been reflected.

         (5) Pro forma income tax expense represents pro forma income taxes of La/Cal's results of operations as if La/Cal had been treated as a corporation. Such taxes were previously the responsibility of the individual Partners. On a pro forma basis, no income tax expense is reflected due to the availability to the Company of net operating loss carryforwards of Patrick which can be used to offset income taxes otherwise payable.

         (6) New debt of the Company is at variable interest rates which are estimated to average approximately 8%. A pro forma adjustment is made to reflect 1) the lower interest rate to be incurred by the Company versus that of La/Cal and 2) the lower level of amortization of deferred financing costs. For pro forma purposes, for each one- eighth percentage point change in the interest rate, interest expense would change by $13,125 per year.

         (7) Reflects elimination of expenses of the Transactions in the amount of $362,000 which was recorded by Patrick as general and administrative expenses for the six months ended June 30, 1995.

         (8) Combined pro forma income (loss) before extraordinary item per common share is computed by dividing combined pro forma income before extraordinary item applicable to common stock by the combined pro forma weighted average share of common stock outstanding of 39,530,452. Outstanding warrants and options considered common stock equivalents are not included in the calculation because their effect would be antidilutive.

         (9) Nonrecurring charges related to the early retirement of certain long-term debt of Patrick and La/Cal, totaling $502,000 which will be charged to expense as an extraordinary item subsequent to the Transactions are not reflected in the pro forma statement of operations.

         (E) IMPACT OF UNUSUAL ITEM. During 1994, Patrick sold a portion of its investment in Penske and realized a gain of $6,754,000 on the sale which is included in net gain on sale of investments in the historical statement of operations of Patrick. If this unusual item were eliminated from the unaudited pro forma condensed statement of operations for the year ended December 31, 1994, the following pro forma amounts would have resulted:

                                                                                                Year Ended
                                                                                                December 31,
                                                                                                   1994
                                                                                               -----------
         Total revenues...................................................                    $  9,082,360
         Income (loss) before extraordinary item..........................                      (3,657,956)
         Income (loss) before extraordinary item applicable
           to common stock................................................                      (4,597,956)
         Income (loss) before extraordinary
           item per common share..........................................                            (.12)


         (F)  PRO FORMA BOOK VALUE PER SHARE.

         Pro forma book value applicable to Common Stock per share is computed by reducing total stockholders' equity by $11,750,000, which is the liquidation preference applicable to the Company's preferred stock, divided by the number of the Company's common shares outstanding.

                                  SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                               GOODRICH PETROLEUM CORPORATION


                               By:  /s/ WALTER G. GOODRICH
                                    ----------------------
                                    Walter G. Goodrich
                                    President and Chief Executive Officer



Dated:  October 24, 1995

(C)      EXHIBITS:


         23.1    Consent of KPMG Peat Marwick LLP

         23.2    Consent of Deloitte & Touche LLP